CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the captions "Financial Highlights" and "Counsel and Independent Auditors" and to the use of our reports dated December 6, 2001 Dreyfus Premier International Value Fund and Dreyfus Premier Value Fund, which is incorporated by reference in this Registration Statement (Form N-1A 33-6013 and 811-4688) of Dreyfus Premier Value Equity Funds.







                                        ERNST & YOUNG LLP


New York, New York
February 26, 2002